             GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER SCHEDULE

RIDER ISSUE DATE:               Month Day Year

INITIAL BENEFIT BASE:           [$100,000.00]

ROLLUP RATE:                    [5.00%]

ROLLUP RATE PERIOD END DATE:    [[10/th/] Contract Anniversary]

LIFETIME WITHDRAWAL AGE:        [59 1/2]

WITHDRAWAL RATE:
                                -------------------------------------------------------
                                          FLEXCHOICE ACCESS EXPEDITE
                                -------------------------------------------------------
                                 [AGE AT 1/ST/ WITHDRAWAL          WITHDRAWAL RATE
                                AFTER LIFETIME WITHDRAWAL
                                           AGE]
                                -------------------------------------------------------
                                [59 1/2] TO LESS THAN [65]             [5.00]%
                                -------------------------------------------------------
                                 [65] TO LESS THAN [75]                [6.00]%
                                -------------------------------------------------------
                                 [75] TO LESS THAN [80]                [6.00]%
                                -------------------------------------------------------
                                         [80 +]                        [6.75]%
                                -------------------------------------------------------

LIFETIME GUARANTEE RATE:
                                -----------------------------------------------------------------------------------------
                                  CLIENT'S AGE AT 1/ST/           CLIENT'S AGE WHEN    SINGLE LIFETIME   JOINT LIFETIME
                                     WITHDRAWAL AFTER              ACCOUNT VALUE IS    GUARANTEE RATE      GUARANTEE
                                 LIFETIME WITHDRAWAL AGE          REDUCED TO ZERO/#/                         RATE+
                                -----------------------------------------------------------------------------------------
                                [59 1/2] TO LESS THAN [65]         [79] OR YOUNGER          3.00%            2.00%
                                                                  -------------------------------------------------------
                                                                    [80] OR OLDER           3.25%            2.25%
                                -----------------------------------------------------------------------------------------
                                  [65] TO LESS THAN [75]           [79] OR YOUNGER          4.00%            3.00%
                                                                  -------------------------------------------------------
                                                                    [80] OR OLDER           4.25%            3.25%
                                -----------------------------------------------------------------------------------------
                                  [75] TO LESS THAN [80]           [79] OR YOUNGER          4.00%            3.00%
                                                                  -------------------------------------------------------
                                                                    [80] OR OLDER           4.25%            3.25%
                                -----------------------------------------------------------------------------------------
                                         [80 +]*                   [79] OR YOUNGER           N/A              N/A
                                                                  -------------------------------------------------------
                                                                    [80] OR OLDER           5.00%            4.00%
                                -----------------------------------------------------------------------------------------

[RESTRICTIONS ON SUBSEQUENT     We may reject subsequent Purchase Payments by sending advance written notice
PURCHASE PAYMENTS:              to you if any of the following changes occur regarding the same Rider available for new contract purchases:
                                   .  [A change in the Rider Fee Rate;
                                   .  A change in the Rollup Rate;
                                   .  A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and
                                   .  The Rider is no longer offered by us to new Owners.]

                                Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written notice to you otherwise.]

AUTOMATIC STEP-UP DATE:         [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:  [90]

RIDER FEE RATE:                 [1.35%]

MAXIMUM RIDER FEE RATE:         [2.00%]

CANCELLATION WINDOW PERIODS:    [30-day period following the 5/th/, and 10/th/ Contract Anniversaries following the Issue

ICC17-CGLWB-1 (06/17)

                                 Date and every Contract Anniversary
                                 thereafter]

GUARANTEED PRINCIPAL ADJUSTMENT  [10/th/ Contract Anniversary following the
ELIGIBILITY DATE:                Issue Date ]

GUARANTEED PRINCIPAL ADJUSTMENT  Purchase Payments credited within 120 days of
ACCUMULATION AMOUNT:             the Rider Issue Date reduced by the
                                 Proportional Adjustment attributable to any partial withdrawals taken.

MINIMUM SPOUSAL AGE:             [Spouse's Date of Birth may not be more than
                                 10 years after your Date of Birth.]

[ALLOCATIONS AND TRANSFERS       [You must allocate 100% of your Purchase
REQUIREMENTS]:                   Payments and Account Value into either Option
                                 A or Option B. For Option B, you must also meet the additional allocation requirements shown below.

                                 Any transfer request must meet these
                                 allocation requirements.]

OPTION A

GLWB SUBACCOUNTS:                [AB Global Dynamic Allocation Portfolio
                                 Allianz Global Investors Dynamic Multi-Asset
                                 Plus Portfolio
                                 AQR Global Risk Balanced Portfolio
                                 BlackRock Global Tactical Strategies Portfolio
                                 Invesco Balanced Risk-Allocation Portfolio
                                 JPMorgan Global Active Allocation Portfolio
                                 Brighthouse Balanced Plus Portfolio
                                 MetLife Multi-Index Targeted Risk Portfolio
                                 PanAgora Global Diversified Risk Portfolio
                                 Pyramis (R) Managed Risk Portfolio
                                 Schroders Global Multi-Asset Portfolio
                                 MetLife Asset Allocation 20 Portfolio
                                 MetLife Asset Allocation 40 Portfolio
                                 MetLife Asset Allocation 60 Portfolio
                                 American Funds Balanced Allocation Portfolio
                                 American Funds Moderate Allocation Portfolio
                                 SSGA Growth and Income ETF Portfolio]

OPTION B

PLATFORM 1 PERCENTAGE:           [Maximum of [70%]]

PLATFORM 1 SUBACCOUNTS:          [AB Global Dynamic Allocation Portfolio
                                 Allianz Global Investors Dynamic Multi-Asset
                                 Plus Portfolio
                                 AQR Global Risk Balanced Portfolio
                                 BlackRock Global Tactical Strategies Portfolio
                                 Invesco Balanced Risk-Allocation Portfolio
                                 JPMorgan Global Active Allocation Portfolio
                                 Brighthouse Balanced Plus Portfolio
                                 MetLife Multi-Index Targeted Risk Portfolio
                                 PanAgora Global Diversified Risk Portfolio
                                 Pyramis (R) Managed Risk Portfolio
                                 Schroders Global Multi-Asset Portfolio]

PLATFORM 2 PERCENTAGE:           [Minimum of [30%]]

PLATFORM 2 SUBACCOUNTS:          [MetLife Asset Allocation 20 Portfolio
                                 MetLife Asset Allocation 40 Portfolio
                                 MetLife Asset Allocation 60 Portfolio
                                 American Funds Balanced Allocation Portfolio

ICC17-CGLWB-1 (06/17)

                     American Funds Moderate Allocation Portfolio
                     SSGA Growth and Income ETF Portfolio]

[REBALANCING REQUIREMENTS]:

[OPTION A:
If you choose to allocate according to Option A, rebalancing is optional and you may choose any available frequency.]

[OPTION B:
If you choose to allocate according to Option B, rebalancing is automatic and your Account Value will be rebalanced on a quarterly basis. Quarterly rebalancing will first occur on the date that is three months from the Rider Effective Date. Subsequent rebalancing will be made each quarter thereafter on the same day.]

 [DEATH BENEFIT:

   DEATH BENEFIT FEE RATE:   [0.60%]

   MAXIMUM DEATH BENEFIT
   FEE RATE:                 1.20%]]

ICC17-CGLWB-1 (06/17)